Exhibit 10.44

FOURTH AMENDMENT

TO

TERM LOAN CREDIT AGREEMENT

dated as of

February 6, 2008

among

XTO ENERGY INC.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

BNP PARIBAS,

as Syndication Agent

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CITIBANK, N.A.,

and

JPMORGAN CHASE BANK, N.A.,

as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC	and	BNP PARIBAS
as Co-Arrangers and Joint Bookrunners

FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Fourth Amendment”) dated as of February 6, 2008, is among XTO ENERGY INC., a Delaware corporation (the “Borrower”); BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); BNP PARIBAS, as syndication agent; and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CITIBANK, N.A. AND JPMORGAN CHASE BANK, N.A., as co-documentation agents; and the undersigned Lenders.

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Term Loan Credit Agreement dated as of November 10, 2004 (as amended by the First Amendment to Term Loan Credit Agreement dated as of April 1, 2005, the Second Amendment to Term Loan Credit Agreement dated as of March 10, 2006, and the Third Amendment to Term Loan Credit Agreement dated as of March 19, 2007, the “Credit Agreement”), pursuant to which the Lenders have made certain term loans to the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement to extend the Maturity Date to April 1, 2013 and to provide for incremental term loans in an aggregate principal amount of up to $200,000,000.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Fourth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Term Loan Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may from time to time be amended, modified, restated, or replaced from time to time.

(b) The definition of “Lenders” is hereby amended in its entirety to read as follows:

“Lenders” means the Persons listed on Schedule 2.01, each Incremental

Lender, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

(c) The definition of “Loans” is hereby amended in its entirety to read as follows:

“Loans” means the term loans made by the Lenders, including the Incremental Loans made by the Incremental Lenders, to the Borrower pursuant to this Agreement.

(d) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means April 1, 2013.

(e) The definition of “Required Lenders” is hereby amended in its entirety to read as follows:

“Required Lenders” means, at any time prior to the funding of the Incremental Loans, Lenders having Loans and unfunded Commitments representing greater than 50% of the outstanding principal balance of all Loans and unfunded Commitments at such time, and at any time after the funding of the Incremental Loans, Lenders having Loans representing greater than 50% of the outstanding principal balance of all Loans at such time.

2.2 The following definitions are hereby added where alphabetically appropriate to read as follows:

“Fourth Amendment” means that certain Fourth Amendment to Term Loan Credit Agreement, dated as of February 6, 2008, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” has the meaning given such term in the Fourth Amendment.

“Incremental Lenders” means each Lender with an Incremental Loan Commitment as specified in Schedule 2.01(b).

“Incremental Loan Commitment” means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make its Incremental Loan on the Fourth Amendment Effective Date and “Incremental Loan Commitments” means the aggregate amount of the Incremental Loan Commitments of all Incremental Lenders. The amount of each Lender’s Incremental Loan Commitment is set forth on Schedule 2.01(b).

“Incremental Loans” means the term loans made by the Incremental Lenders to the Borrower on the Fourth Amendment Effective Date pursuant to this Agreement.

2.3 Incremental Loan. Section 2.01 is hereby amended by renumbering the text thereof to be subsection (a) and adding the following new subsection (b):

“(b) Subject to the terms and conditions set forth herein and in the Fourth Amendment, each Incremental Lender agrees to make its Incremental Loan on the Fourth Amendment Effective Date in dollars to the Borrower in an aggregate principal amount equal to such Lender’s Incremental Loan Commitment. The Incremental Loan Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.”

2.4 Requests for the Term Loans. Section 2.04 is hereby amended by renumbering the text thereof to be subsection (a) and adding the following new subsection (b):

“(b) Not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Fourth Amendment Effective Date, the Borrower shall deliver to the Administrative Agent the Borrowing Request in substantially the form of Exhibit E-1, signed by the Borrower. The Borrowing Request delivered by the Borrower shall be irrevocable. The Borrowing Request shall specify the following information in compliance with Section 2.03:

        (i) the aggregate amount of the requested Incremental Loans;

        (ii) the proposed funding date of the Incremental Loans, which shall be the Fourth Amendment Effective Date and a Business Day;

        (iii) whether any portion of such Incremental Loans is to be an ABR Tranche or a Eurodollar Tranche;

        (iv) in the case of a Eurodollar Tranche, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

        (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type or Interest Period is made, then the Borrower shall be deemed to have selected a Eurodollar Tranche with an Interest Period having one month’s duration. Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Incremental Loan to be made.”

2.5 Funding of the Loans. Section 2.07 is hereby amended by adding the following new subsections (c) and (d):

“(c) Each Incremental Lender shall make the Incremental Loan to be made by it hereunder on the Fourth Amendment Effective Date by wire transfer of immediately available funds by 12:00 noon, Dallas, Texas time, to the account of the Administrative Agent designated by it for such purpose by notice to the Incremental Lenders. The Administrative Agent will make such Incremental Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the Borrowing Request.

(d) Unless the Administrative Agent shall have received notice from an Incremental Lender prior to the Fourth Amendment Effective Date that such Incremental Lender will not make available to the Administrative Agent such Incremental Lender’s Incremental Loan, the Administrative Agent may assume that such Incremental Lender has made its Incremental Loan available in accordance with paragraph (c) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if an Incremental Lender has not in fact made its Incremental Loan available to the Administrative Agent, then the applicable Incremental Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Incremental Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Incremental Loan. If such Incremental Lender pays such amount to the Administrative Agent, then such amount shall constitute such Incremental Lender’s Incremental Loan.”

2.6 Termination of Commitments. Section 2.09 is hereby amended by adding the following at the end thereof:

“The Incremental Commitments shall be terminated at 4:00 p.m., Dallas, Texas time on the Fourth Amendment Effective Date. Any portion of the Incremental Commitments not utilized by the Borrower on the Fourth Amendment Effective Date shall be permanently cancelled and unavailable for subsequent borrowings.”

2.7 Financial Condition; No Material Adverse Change. Section 3.04 is hereby amended by (a) replacing “2003” in the clause (i) of subsection (a) with “2006”, (b) replacing “June 30, 2004” in clause (ii) of subsection (a) with September 30, 2007” and (c) inserting the words “Fourth Amendment” immediately prior to the words “Effective Date” in the first line of subsection (b).

2.8 Litigation and Environmental Matters. Section 3.06 is hereby amended by inserting the words “Fourth Amendment” immediately prior to the words “Effective Date” in the fifth line of subsection (a).

2.9 Successors and Assigns. Section 9.04(b) is hereby amended as follows:

(a) Section 9.04(b)(i)(A) is hereby amended by adding the following at the end thereof:

“; and provided further that no consent of the Borrower shall be required with respect to an assignment by any Lender to any assignee in the circumstance where it becomes illegal for such Lender to do business with any Subsidiary Guarantor that has executed and delivered a Subsidiary Guaranty”

(b) Section 9.04(b)(i)(B) is hereby amended by adding the following at the end thereof:

“; and provided further that with respect to an assignment by any Lender in the circumstance where it becomes illegal for such Lender to do business with any Subsidiary Guarantor that has executed and delivered a Subsidiary Guaranty, no consent of the Administrative Agent shall be required for an assignment to any assignee”

2.10 Commitments; Amendments to Schedules and Exhibits. The Commitment of each Lender shall, without any further action (including, without the execution of any Assignment and Assumption or the payment of any processing and recordation fee to the Administrative Agent), be the Commitment specified for such Lender on the attached Schedule 2.01, and Schedule 2.01 of the Credit Agreement is hereby amended and restated to read as set forth on the attached Schedule 2.01. Schedule 3.06 of the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 3.06 hereto. A new Schedule 2.01(b) is hereby added to the Credit Agreement to read as set forth on Schedule 2.01(b) hereto. A new Exhibit E-1 is hereby added to the Credit Agreement to read as set forth on Exhibit E-1 hereto.

2.11 References to Co-Documentation Agents. JPMorgan Chase Bank, N.A. is hereby added to the Credit Agreement as a Co-Documentation Agent. BMO Capital Markets Financing, Inc. and Wachovia Bank, National Association shall each cease to be a Co-Documentation Agent under the Credit Agreement.

Section 3. Conditions Precedent. This Fourth Amendment shall not become effective, and the obligations of the Incremental Lenders to make Incremental Loans under the Credit Agreement, as amended by this Fourth Amendment, shall not become effective, until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02(b) of the Credit Agreement) (the “Fourth Amendment Effective Date”):

Section 3.1 The Administrative Agent shall have received from the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.

Section 3.2 The Administrative Agent and the applicable Lenders shall receive all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Section 3.3 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and setting forth (a) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver this Fourth Amendment and the other Loan Documents to which it is a party to be delivered in connection herewith and to enter into the transactions contemplated in those documents, (b) the officers of the Borrower (i) who are authorized to sign the Fourth Amendment and the other Loan Documents to which the Borrower is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Fourth Amendment and the transactions contemplated hereby, (c) specimen signatures of such authorized officers, and (d) that no changes have occurred to the articles or certificate of incorporation and bylaws of the Borrower since November 10, 2004 except as set forth in such certificate. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

Section 3.4 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower.

Section 3.5 The Administrative Agent shall have received a certificate, dated as of the Fourth Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Section 3.8, Section 3.9 and Section 3.10 of this Fourth Amendment.

Section 3.6 The Administrative Agent shall have received a compliance certificate in the form described in Section 5.01(d) of the Credit Agreement dated as of the Fourth Amendment Effective Date.

Section 3.7 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Fourth Amendment Effective Date) of counsel for the Borrower, in form and substance satisfactory to the Administrative Agent.

Section 3.8 The representations and warranties of the Borrower set forth in the Credit Agreement, as amended by this Fourth Amendment, shall be true and correct on and as of the Fourth Amendment Effective Date.

Section 3.9 At the time of and immediately after making the Incremental Loans contemplated by this Fourth Amendment, no Default shall have occurred and be continuing.

Section 3.10 There has been no change since December 31, 2006 that has resulted in a Material Adverse Effect which is continuing.

Section 3.11 The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.04 of the Credit Agreement, as amended by this Fourth Amendment.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Incremental Loans under the Credit Agreement, as amended by the Fourth Amendment, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Credit Agreement by each Lender) at or prior to 2:00 p.m., Dallas, Texas time on February 15, 2008 (and, in the event such conditions are not so satisfied or waived, the Incremental Loan Commitments shall terminate at such time.)

Section 4. Miscellaneous.

Section 4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

Section 4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since December 31, 2006, through and including the Fourth Amendment Effective Date, there has been no change that has resulted in a Material Adverse Effect which is continuing.

Section 4.3 Loan Document. This Fourth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 4.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4.5 NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.6 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	XTO ENERGY INC.

	By:	/s/ Brent W. Clum
Senior Vice President & Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as a Lender and as Administrative Agent

	By:	/s/ Ronald E. McKaig
Senior Vice President

SYNDICATION AGENT & LENDER:	BNP PARIBAS

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

CO-DOCUMENTATION AGENT & LENDER:	CITIBANK, N.A.

	By:	/s/ Jim Reilly
	Name:	Jim Reilly
	Title:	Vice President

LENDER:	BMO CAPITAL MARKETS FINANCING, INC.

	By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Director

LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Paul Pritchett
	Name:	Paul Pritchett
	Title:	Vice President

LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

	By:	/s/ Linda Terry
	Name:	Linda Terry
	Title:	Vice President and Manager

[INTENTIONALLY OMITTED]

LENDER:	FORTIS CAPITAL CORP.

	By:	/s/ Ilene Fowler
	Name:	Ilene Fowler
	Title:	Director

	By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

LENDER:	THE ROYAL BANK OF SCOTLAND plc

	By:	/s/ David Slye
	Name:	David Slye
	Title:	Vice President

LENDER:	SUNTRUST BANK

	By:	/s/ Peter Panos
	Name:	Peter Panos
	Title:	Vice President

LENDER:	UBS LOAN FINANCE LLC

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

[INTENTIONALLY OMITTED]

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Daria M. Mahoney
	Name:	Daria M. Mahoney
	Title:	Vice President

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Thomas E. Stelmar, Jr.
	Name:	Thomas E. Stelmar, Jr.
	Title:	Assistant Vice President / Portfolio Manager

LENDER:	COMERICA BANK

	By:	/s/ Peter L. Sefzik
	Name:	Peter L. Sefzik
	Title:	Vice President

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Robert Traband
	Name:	Rob Traband
	Title:	Executive Director

LENDER:	EXPORT DEVELOPMENT CANADA

	By:	/s/ Vivianne Bouchard
	Name:	Vivianne Bouchard
	Title:	Financing Manager

	By:	/s/ Quynh Nguyen
	Name:	Quynh Nguyen
	Title:	Senior Associate

LENDER:	COMPASS BANK

	By:	/s/ Adrianne D. Griffin
	Name:	Adrianne D. Griffin
	Title:	Vice President

Schedule 2.01

Lenders’ Commitments

LENDER	AMOUNT OF COMMITMENT	APPLICABLE PERCENTAGE

Bank of America, N.A.	$50,000,000	10.0%

BNP Paribas	50,000,000	10.0%

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	50,000,000	10.0%

Citibank, N.A.	50,000,000	10.0%

JPMorgan Chase Bank, N.A.	50,000,000	10.0%

Export Development Bank	35,000,000	7.0%

Fortis Capital Corp.	25,000,000	5.0%

SunTrust Bank	25,000,000	5.0%

UBS Loan Finance LLC	25,000,000	5.0%

U.S. Bank National Association	25,000,000	5.0%

Wachovia Bank, National Association	25,000,000	5.0%

Wells Fargo Bank, N.A.	25,000,000	5.0%

BMO Capital Markets Financing, Inc.	22,500,000	4.5%

The Royal Bank of Scotland plc	17,500,000	3.5%

Comerica Bank	12,500,000	2.5%

Compass Bank	12,500,000	2.5%

TOTAL:	$500,000,000	100.00%

Schedule 2.01

Schedule 2.01(b)

Incremental Lenders’ Commitments

LENDER	AMOUNT OF INCREMENTAL COMMITMENT

Bank of America, N.A.	$11,666,667

BNP Paribas	11,666,667

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	11,666,667

Citibank, N.A.	27,500,000

JPMorgan Chase Bank, N.A.	50,000,000

Export Development Bank	35,000,000

Fortis Capital Corp.	7,500,000

SunTrust Bank	7,500,000

UBS Loan Finance LLC	7,500,000

U.S. Bank National Association	7,500,000

Wachovia Bank, National Association	2,500,000

Wells Fargo Bank, N.A.	7,500,000

Compass Bank	12,500,000

TOTAL:	$200,000,000

Schedule 2.01(b)

SCHEDULE 3.06

DISCLOSED MATTERS

In October 1997, an action, styled United States of America ex rel. Grynberg v. Cross Timbers Oil Company, et al., was filed in the U.S. District Court for the Western District of Oklahoma by Jack J. Grynberg on behalf of the United States under the qui tam provisions of the U.S. False Claims Act against the Company and certain of our subsidiaries. The plaintiff alleges that we underpaid royalties on natural gas produced from federal leases and lands owned by Native Americans in amounts in excess of 20% as a result of mismeasuring the volume of natural gas, incorrectly analyzing its heating content and improperly valuing the natural gas during at least the past ten years. The plaintiff seeks treble damages for the unpaid royalties (with interest, attorney fees and expenses), civil penalties between $5,000 and $10,000 for each violation of the U.S. False Claims Act, and an order for us to cease the allegedly improper measuring practices. This lawsuit against us and similar lawsuits filed by Grynberg against more than 300 other companies were consolidated in the United States District Court for Wyoming. In October 2002, the court granted a motion to dismiss Grynberg’s royalty valuation claims, and Grynberg’s appeal of this decision was dismissed for lack of appellate jurisdiction in May 2003. In response to a motion to dismiss filed by us and other defendants, in October 2006 the district judge held that Grynberg failed to establish jurisdictional requirements to maintain the action against us and other defendants and dismissed the action for lack of subject matter jurisdiction. In September 2007, the district judge dismissed those claims against us pertaining to the royalty value of carbon dioxide. Grynberg has filed appeals of these decisions. While we are unable to predict the final outcome of this case, we believe that the allegations of this lawsuit are without merit and intend to vigorously defend the action. Any potential liability from this claim cannot currently be reasonably estimated, and no provision has been accrued in our financial statements.

In July 2005, a predecessor company, Antero Resources Corporation, was served with a lawsuit styled Threshold Development Company, et al. v. Antero Resources Corp., which lawsuit was filed in the District Court of Wise County, Texas. The plaintiffs are surface owners, royalty owners and prior working interest owners in several oil and gas leases as well as other contractual agreements under which Antero Resources Corporation owned an interest. Antero Resources Corporation, the defendant, was acquired by us on April 1, 2005. The claims relate to alleged events pre-dating the acquisition and concern non-payment of royalties, improper calculation of royalties, improper pricing related to royalties, trespass, failure to develop and breach of contract. We have settled all claims related to the payment of royalties and trespass. Under the remaining claims, the plaintiffs are seeking both damages and termination of the existing oil and gas leases covering their interests. The court has ordered the parties to mediation, which has not been scheduled. While we are unable to predict the outcome of this case, we believe that the allegations of this lawsuit are without merit and intend to vigorously defend the action. Based on a review of the current facts and circumstances with counsel, management has provided for what is believed to be a reasonable estimate of the loss exposure for this matter. While acknowledging the uncertainties of litigation, management believes that the ultimate outcome of this matter will not have a material effect on its earnings, cash flows or financial position.

Schedule 3.06

Exhibit E-1

Form of Borrowing Request

XTO Energy Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Term Loan Credit Agreement dated as of November 10, 2004 (as amended by the First Amendment to Term Loan Credit Agreement dated as of April 1, 2005, the Second Amendment to Term Loan Credit Agreement dated as of March 10, 2006, the Third Amendment to Term Loan Credit Agreement dated as of March 19, 2007 and the Fourth Amendment to Term Loan Credit Agreement dated as of February 6, 2008, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests the Incremental Loans as follows:

(i) Aggregate amount of the requested Incremental Loans is $200,000,000;

(ii) The proposed funding date of the Incremental Loans is February 11, 2008;

(iii) Requested Tranche is to be [an ABR Tranche] [a Eurodollar Tranche];

(iv) In the case of a Eurodollar Tranche, the initial Interest Period applicable thereto is [                    ] as contemplated by the definition of the term “Interest Period”; and

(v) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

Exhibit E-1

The undersigned certifies that he/she is the [                        ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Incremental Loans under the terms and conditions of the Credit Agreement.

XTO ENERGY INC.

By:

Name:

Title:

Exhibit E-1